UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 27, 2008

BELO CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 655237
Dallas, Texas	75265-5237
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 977-6606
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 27, 2008, the Board of Directors of Belo Corp., based upon the recommendation of the Compensation Committee, approved changes to the Company’s non-employee director compensation arrangements. In addition to the Company’s previously disclosed annual non-employee director compensation, beginning in 2008 the lead director of the Board shall also receive an additional $30,000 in annual cash compensation; and the non-executive chair of the Board shall also receive an additional $60,000 in annual cash compensation for providing such services to the Board. A Summary of Non-Employee Director Compensation is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
In connection with their service as non-employee directors of the Belo Board, each of Robert W. Decherd and James M. Moroney III will be entitled to receive a prorated portion of their base annual director compensation for the period of February 28, 2008 through the date of the 2008 annual meeting of shareholders. In addition, Mr. Decherd and Henry P. Becton, Jr. will receive a prorated portion of their annual compensation for service as non-executive chair of the Board and lead director, respectively, for service during the same period.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1	Summary of Non-Employee Director Compensation Arrangements

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2008	BELO CORP.
	By:	/s/ Marian Spitzberg
Marian Spitzberg
Senior Vice President/Human Resources

EXHIBIT INDEX
10.1	Summary of Non-Employee Director Compensation Arrangements